As filed with the Securities and Exchange Commission on June 28, 2004

Registration File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Community Bank Corporation of America

(Name of registrant as specified in its charter)

Florida	65-0623023
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida	33782
(Address of principal executive offices)	(Zip Code)

SECOND AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the plan)

Kenneth P. Cherven

President & Chief Executive Officer

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Name, address and telephone number of agent for service)

Copies Requested to:

James J. Quinlan, Esq. or A. George Igler, Esq.

Igler & Dougherty, P.A.

500 N. Westshore Blvd., Suite 1010

Tampa, Florida 33609

(813) 289-1020 Telephone

(813) 289-1070 Facsimile

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock $0.08 par value	375,000	$12.00	$4,500,000	$571.00

(1)	Estimated solely for the purpose of calculating the registration fee on the exercise price of options previously granted.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by First Community Bank Corporation of America (“First Community”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

1.	First Community’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

2.	First Community’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004,

3.	First Community’s Current Reports on Form 8-K filed since December 31, 2003;

Item 4.	Description of Securities.

The description of our common stock contained in First Community’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on April 7, 2003, Registration File No. 333-104342 is hereby incorporated by reference.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock registered hereby will be passed upon by Igler & Dougherty, P.A.

Item 6.	Indemnification of Directors and Officers.

The description of the indemnification provisions of our Articles of Incorporation, our Bylaws and Florida law contained in First Community’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on April 7, 2003, Registration File No. 333-104342 is hereby incorporated by reference.

Item 8.	Exhibits.

The following exhibits are or have been filed with the Securities and Exchange Commission and are incorporated by reference into this registration statement. The exhibits which are marked by a single asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from Registrant’s Registration Statement on form SB-2, as filed with the Securities and Exchange Commission (“SEC”) on April 7, 2003, Registration No. 333-10432. The exhibit numbers correspond to the exhibit numbers in the referenced documents.

Exhibit No.	Description of Exhibit

* 3.1	Amended and Restated Articles of Incorporation

* 3.2	Bylaws

* 4.0	Specimen of Common Stock Certificate

4.1	Second Amended and Restated Non-Employee Director Stock Option Plan

5.1	Opinion of Igler & Dougherty, P.A.

* 21	Subsidiaries

23.1	Consent of Igler & Dougherty. P.A. (contained in Exhibit 5.1)

23.2	Consent of Hacker Johnson & Smith PA

24.1	Power of Attorney - included in the Signature Page of registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pinellas Park, State of Florida on June 21, 2004

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By	/s/ Kenneth P. Cherven
Kenneth P. Cherven, President and Chief Executive Officer

Date:	June 21, 2004

By	/s/ John A. Stewart, Jr.
John A. Stewart, Jr., Chief Financial Officer

Date:	June 21, 2004

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth P. Cherven and John A. Stewart, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Kenneth P. Cherven Kenneth P. Cherven, Director, President and Chief Executive Officer	June 21, 2004 Date

/s/ Edwin C. Hussemann Edwin C. Hussemann, Director	June 21, 2004 Date

/s/ James Macaluso James Macaluso, Director	June 21, 2004 Date

/s/ David K. Meehan David K. Meehan, Director	June 21, 2004 Date

/s/ Robert G. Menke Robert G. Menke, Director	June 21, 2004 Date

/s/ Robert M. Menke Robert M. Menke, Director	June 17, 2004 Date

/s/ G. Randaulph Poucher G. Randaulph Poucher, Director	June 21, 2004 Date